UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            Post-Effective Amendment
                                       to
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           MARINE JET TECHNOLOGY CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Nevada                                    88-0450923
-------------------------------             ----------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)


4805 158th Court NE, Redmond, Washington                              98052
----------------------------------------                             -------
(Address of Principal Executive Offices)                           (Zip Code)


         Marine Jet Technology Corp. 2004 Nonqualified Stock Option Plan
         ---------------------------------------------------------------
                            (Full title of the Plan)


         Jeff P. Jordan, 4805 158th Court NE, Redmond, Washington 98052
         --------------------------------------------------------------
                     (Name and address of agent for service)


                                 (425) 869-2723
                      -------------------------------------
                     (Telephone number, including area code,
                              of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
                                          Proposed maximum     Proposed maximum       Amount of
 Title of securities to  Amount to be    offering price per   aggregate offering  registration fee
     be registered        registered           share               price(1)              (1)
--------------------------------------------------------------------------------------------------
  Common stock, $0.001     5,000,000            $0.105             $525,000            $100.00
 par value, underlying
     stock options
--------------------------------------------------------------------------------------------------
         Total              5,000,000           $0.105             $525,000            $100.00
--------------------------------------------------------------------------------------------------

     (1) Based upon the mean between the closing bid and ask prices for shares of common stock on July 1, 2004, in accordance with Rule 457(c).

Information Required in the Registration Statement


     The registrant has terminated the offering of 5,000,000 shares of its common stock pursuant to the Form S-8 registration statement, file number 333-117222, filed by the registrant with the U.S. Securities and Exchange Commission on July 8, 2004. The registrant has filed this post-effective amendment to the registration statement in order to remove from registration 3,960,000 shares of common stock of the registrant that remain unsold at the termination of the offering.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, Washington, on February 9, 2005.

                                              MARINE JET TECHNOLOGY CORP.



                                              By: /s/ Jeff P. Jordan
                                                  ----------------------
                                                  Jeff P. Jordan,
                                                  President


     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                            Title                      Date
      ---------                            -----                      ----

/s/ Jeff P. Jordan       President, Treasurer, Principal        February 9, 2005
------------------       Executive, Financial and Accounting
    Jeff P. Jordan       Officer and Director

/s/ Martha A. Jordan     Secretary and Director                 February 9, 2005
--------------------
    Martha A. Jordan

/s/ Wilbur Sebree        Director                               February 9, 2005
-----------------
    Wilbur Sebree






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